SECOND AMENDMENT TO LICENSE AGREEMENT
                      -------------------------------------


         THIS SECOND AMENDMENT TO LICENSE AGREEMENT (this "Second Amendment") is entered into and made effective as of May 4, 2000, by and between KANAKARIS COMMUNICATIONS, INC., a Nevada corporation ("Kanakaris"), and ION SYSTEMS, INC., a Missouri corporation ("ION").

                                 R E C I T A L S

         A. Effective as of February 18, 1999, Kanakaris and ION entered into a License Agreement (the "LICENSE AGREEMENT"), and effective as of March 22, 1999, Kanakaris and ION entered into a First Amendment to License Agreement (the "FIRST AMENDMENT"; the License Agreement and the First Amendment are together the "EXISTING AGREEMENTS"). Capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the respective meanings given to such terms in the Existing Agreements.

         B. The License Agreement contained the grant of a Stock Option, and the First Amendment contained the grant of a Services Stock Option (the Stock Option and the Services Option are collectively the "EXISTING OPTIONS"), to purchase a total of 275,000 shares of the common stock, $.001 par value per share, of Kanakaris ("COMMON STOCK"), upon the terms set forth in those agreements.

         C. Kanakaris and ION desire to modify the Existing Agreements in the manner set forth herein.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PAYMENT. Concurrently with the execution and delivery of this Agreement by both parties, Kanakaris shall pay $45,000.00 to ION by wire transfer to an account designated by ION.

         2. EXISTING OPTION EXERCISE NOTICES. The parties acknowledge that ION has previously undertaken to give notice pursuant to the Existing Agreements to exercise the Existing Options. ION hereby rescinds any such notices, with the same effect as if ION had not undertaken to give such notices or undertaken to exercise the Existing Options. Immediately upon the execution and delivery of this Agreement by both parties, Kanakaris shall return to ION (by overnight delivery) the check for $1,312.50 delivered by ION to Kanakaris in connection with ION's undertaking to give notice to exercise the Services Stock Option.

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         3. EXISTING OPTION CONDITIONS SATISFIED. The parties acknowledge that all the conditions set forth in paragraphs (a) through (c) of Section 2.4 of the First Amendment have been fully satisfied, and all of the Existing Options are now fully exercisable. Section 2.4(d) of the First Amendment is hereby revised so that the term of the Services Stock Option is extended and shall expire and shall no longer be exercisable to the extent it is not exercised on or before May 1, 2003. Kanakaris represents and warrants to ION that except to the extent, if any, that the implementation of one or more of the Proposals (as defined below) may constitute a Sale Event: (i) Kanakaris is in compliance with the covenants in Section 4.4 of the License Agreement and Section 2.6 of the First Amendment; and (ii) no Sale Event has occurred and Kanakaris is not currently a party to any agreement under which a Sale Event is contemplated. ION waives its rights under Section 4.5 of the License Agreement and Section 2.6(d) of the First Amendment in respect of Proposal Nos. 3, 4 and 5 (the "Proposals") as described in the Definitive Proxy Statement dated May 1, 2000 for the Special Meeting of Stockholders of Kanakaris to be held on May 24, 2000, but ION's rights thereunder shall not be waived and shall continue in full force and effect as to any other event or occurrence that may constitute a Sale Event.

         4. ADDITIONAL OPTION. Kanakaris hereby grants to ION the right under the Kanakaris 2000 Stock Option Plan (the "Additional Option"), exercisable in whole or in part in ION's sole discretion, at any time and from time to time from the date hereof through and including May 1, 2003, to purchase from Kanakaris up to 87,500 shares of Common Stock (the "Additional Option Shares") at an exercise price of $1.295 per share, on the terms and subject to the conditions described in this Second Amendment. The Additional Option and the Additional Option Shares are subject to and entitled to the benefit of the terms and conditions contained in Sections 2.5 and 2.6 of the First Amendment that are applicable to the Services Stock Option and the Services Option Shares. Kanakaris represents and warrants to ION that the grant of the Additional Option, and the issuance and delivery of the Additional Option Shares upon any exercise of the Additional Option, are on the date hereof and will be on the date of any such issuance and delivery in compliance with all applicable requirements of the Securities Act, the Exchange Act and any applicable state securities laws.

         5. REGISTRATION RIGHTS AND TRADING RESTRICTIONS. Sections 2.7 and 2.8 of the First Amendment and Sections 4.6 and 4.7 of the License Agreement are hereby deleted in their entirety and replaced with the following:

         (a) For all purposes under the Existing Agreements and this Second Amendment, the term "SHARES DESIGNEE" shall include only the following persons:
Thomas Thomas, Jill Thomas, Gary Ford, Jason Carrick, Jennifer Kramper, Patrick Schulte, Maxine Mann, and Tracy Longshore.

         (b) Kanakaris shall (at the expense of Kanakaris) take all such actions (including registration under the Securities Act, if such is required, and filing reports under the Exchange Act, if such is required) as may be necessary under applicable federal and state securities laws to enable and permit ION and any Shares Designee to whom Kanakaris has issued Option Shares, Services Option Shares or Additional Option Shares (collectively "ISSUED OPTION SHARES") to sell up to an aggregate of 231,250 of their Issued Option Shares in the public markets or on the exchange or other facility on which the Kanakaris Common Stock is then publicly traded, without any holding periods under applicable federal and state securities laws, by not later than May 1, 2001; PROVIDED, that (i)

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Kanakaris shall, if and to the extent permitted under any contract binding on
Kanakaris or to which Kanakaris has agreed prior to the date of this Second Amendment to become bound, include the remaining 131,250 Issued Option Shares in such registration statement; and (ii) Kanakaris shall only be required to satisfy the state securities law requirements of Missouri, Illinois and Pennsylvania. Until Kanakaris satisfies such requirements (and, with respect to any Issued Option Shares exempted from such requirements, after satisfying such requirements), any Issued Option Shares may be subject to restrictions on their transferability unless the registration requirements of the Securities Act or the requirements of the Commission's Rule 144 thereunder are satisfied.

         (c) ION and all Shares Designees to whom Kanakaris has issued the Issued Option Shares shall not, as a group, in the aggregate sell or transfer more than 45,000 shares of the Issued Option Shares in any period of one calendar month; PROVIDED, that this limitation shall expire and no longer be in effect after May 1, 2002. Kanakaris may issue to its transfer agent stop transfer instructions, and may require recipients of the Issued Option Shares to execute reasonable lock-up agreements, to ensure compliance with this restriction.

         6. SECURITIES COMPLIANCE. The parties intend that the Existing Options, the Additional Option and the Issued Option Shares (collectively the "Securities"), have been, are being or will be issued in one or more private transactions intended to be exempt from the registration requirements of the Securities Act. Accordingly, ION hereby represents and warrants to Kanakaris as follows:

         (a) ION is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to ION's right, subject to the provisions of this Second Amendment, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

         (b) ION, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

         (c) ION is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

         (d) ION is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         (e) ION understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act, and (ii) the availability of such exemption depends in part on, and Kanakaris will rely upon the accuracy and truthfulness of, the foregoing representations, and ION hereby consents to such reliance.

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

         (f) ION understands that as a condition to the issuance of the Issued Option Shares, Kanakaris may require ION and any Share Designee who are to receive such shares of Common Stock to execute an investment representation letter containing the representations in the foregoing paragraphs (a) through
(e).

         7. RELEASE OF CLAIMS.

         (a) ION hereby irrevocably and unconditionally releases, acquits and forever discharges Kanakaris, as well as all agents, officers, directors, shareholders, employees, representatives, insurance carriers, predecessors, successors, assigns, attorneys, divisions, parents, subsidiaries and affiliates of Kanakaris and all persons acting by, through, under or in concert with Kanakaris or any of the foregoing persons or entities (collectively the "Kanakaris Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including reasonable attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising out of alleged violations of or otherwise relating to Section 4 of the License Agreement and the Stock Option granted therein, or Section 2 the First Amendment and the Services Stock Option granted therein, which ION now has, or claims to have, or which ION at any time heretofore had, or claimed to have, from the beginning of time up to and including the date of this Second Amendment, against any of the Kanakaris Releasees (collectively "Claims"); PROVIDED, that notwithstanding anything to the contrary contained herein, the term "Claims" shall not include, and ION is not releasing or waiving the right to enforce its rights under or with respect to, any of the following: (i) this Second Amendment; (ii) the License Agreement other than Section 4 thereof, and the First Amendment other than Section 2 thereof; and (iii) Section 4 of the License Agreement (as modified herein), and Section 2 of the First Amendment (as modified herein), from and after the date of this Second Amendment.

         (b) It is understood and agreed that the foregoing release is a full, complete and final general release of any and all Claims described herein, and that ION and Kanakaris agree that such release shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, as well as those which are now known, anticipated, suspected or disclosed.

         (c) It is understood and agreed that the foregoing release of Claims is a compromise settlement of disputes between the parties hereto and shall not be construed to be an admission of any liability or obligation whatsoever by any Kanakaris Releasee to ION or to any other person whomsoever.

         (d) ION represents that it has not filed with any court, governmental agency or arbitration service any complaint, charge or lawsuit against any of the Kanakaris Releasees involving any Claims released herein, and ION irrevocably covenants and agrees that it shall forever refrain from initiating, filing, instituting, maintaining or proceeding upon, or encouraging, advising or voluntarily assisting any other person or entity to institute, maintain or proceed upon any Claim of any nature whatsoever released in this Section 7.

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

         (e) ION represents that it fully understands its right to discuss all aspects of the foregoing release with its attorneys, that it has availed itself of this right or has had sufficient opportunity to do so, that the foregoing release was reached after negotiations, that it has carefully reviewed and fully understood all of the provisions of the foregoing release, and that it is voluntarily entering into the foregoing release.

         (g) ION hereby acknowledges and agrees that the provisions of Section 1542 of the Civil Code of the State of California, and any law or legal principle of similar effect in any jurisdiction, with respect to the foregoing release are expressly waived by ION, and that Section 1542 of the Civil Code of the State of California reads as follows:

         "ss. 1542. A General Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The parties do not intend that this paragraph should be construed as altering the effect of Section 11.8 of the License Agreement.

         (h) ION represents and warrants that it has not directly or indirectly, by operation of law or otherwise, transferred or assigned or attempted to transfer or assign any of the Claims released hereunder.

         8. MISCELLANEOUS.

         (a) This Second Amendment and the License Agreement and First Amendment contain the entire agreement between the parties hereto and constitute the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof. The terms of this Second Amendment are contractual and not a mere recital. To the extent there are any conflicts between this Second Amendment and the License Agreement or First Amendment, this Second Amendment shall control.

         (b) This Second Amendment shall bind the heirs, personal representatives, successors and permitted assigns of each party, and inure to the benefit of each party and Kanakaris Releasee, their or its agents, directors, officers, employees, servants, successors and permitted assigns.

         (c) This Second Amendment shall survive the issuance and delivery of the consideration being exchanged herein and the termination of arrangements contained herein.

         (d) Section 11 of the License Agreement is incorporated by reference and made a part of this Second Amendment with the same effect as if fully set forth herein, and as if references therein to the Agreement were references to this Second Amendment; PROVIDED, that the address for giving notices to Kanakaris is corrected to 3303 Harbor Boulevard, Suite F3, Costa Mesa, California 92626, Telephone: (714) 444-0560, Facsimile: (714) 549-8970.

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         (e) Kanakaris and ION hereby make and restate all the representations and warranties made and stated by Kanakaris and ION in Section 6 and Section 7, respectively, of the License Agreement, with the same effect as if they were made and stated on the date of this Second Amendment, and with the same effect as if all references therein to the Agreement were references to the License Agreement as amended by the First Amendment and this Second Amendment; PROVIDED, that the provisions of Sections 6 and 7 referred to below are modified to read as indicated below.

                  (i) Section 6.2 is modified to read as follows: The authorized capital stock of Kanakaris consists of 100,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. Of the 5,000,000 shares of preferred stock, 1,000,000 have been designated as Class A Convertible Preferred Stock and the remaining 4,000,000 shares are undesignated. As of April 7, 2000, there were outstanding 31,090,775 shares of common stock, 1,000,000 shares of preferred stock and options to purchase approximately 6,031,250 shares of common stock. As of the date of this Second Amendment, Kanakaris also has outstanding warrants to purchase approximately 33,334 shares of common stock and warrants, debentures and escrow obligations as described in prospectus supplements for Registration File Nos. 333-84909 and 333-31748 as publicly available through EDGAR.

                  (ii) Section 6.7 is modified to read as follows: No consent, authorization, order, license, certificate or permit of or from, notice to, or declaration or filing with, any governmental authority, court or other tribunal, or any third party, is required for Kanakaris to execute, deliver and perform this Agreement, except such as may be required under federal or state securities laws as contemplated herein.

                  (iii) Section 6.8 is modified to read as follows: Kanakaris has timely filed all statements and reports required to be filed by Kanakaris under the Securities Act and the Exchange Act (the "Public Filings") since Kanakaris filed a registration statement on Form SB-2/A on November 19, 1999; true, correct and complete copies of all such Public Filings filed by Kanakaris since November 19, 1999 are publicly available through EDGAR. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Second Amendment, then on the date of such filing), none of the Public Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iv) Section 7.1 is modified to read as follows: ION has been duly incorporated and organized and is validly existing and in good standing as a corporation under the laws of the State of Missouri, is not required to be qualified to transact business as a foreign corporation under the laws of any other jurisdiction, and has the full right, power and authority to enter into, execute, deliver and perform this Agreement.

         (f) The License Agreement, as amended by the First Amendment and this Second Amendment, shall remain in full force and effect in accordance with the terms of the License Agreement as amended by the First Amendment and this Second Amendment.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be executed by their duly authorized representatives as of the date first above written.

KANAKARIS COMMUNICATIONS, INC.



By: /S/ Alex Kanakaris
   ---------------------------------
        Alex F. Kanakaris, President


ION SYSTEMS, INC.



By: /S/ Jill Thomas
   ---------------------------------
        Jill Thomas, Co-Chairman and CEO




By: /S/ Tom Thomas
   ---------------------------------
         Tom Thomas, Co-Chairman



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